UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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The following information was filed with the Securities and Exchange Commission (the “SEC”) on December 8, 2015 by PDI, Inc. (the “Company”) on Form 8-K (Items 5.02, 8.01 and 9.01) (the “Form 8-K”).

On December 7, 2015, the Company, in connection with cost-cutting measures being implemented across the Company, entered into an Amendment Agreement (the “Amendment”) with Nancy S. Lurker, the Company’s Chief Executive Officer. On December 7, 2015, the Board of Directors of the Company (the “Board”) also formally appointed Ms. Lurker as President of the Company. Ms. Lurker, age 58, has served as the Company’s Chief Executive Officer and as a member of the Board since 2008. Ms. Lurker serves at the discretion of the Board. There are no family relationships between Ms. Lurker and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Amendment modifies two agreements by and between the Company and Ms. Lurker that govern the terms of Ms. Lurker’s employment with the Company: the Employment Separation Agreement (the “Employment Agreement”), dated November 12, 2008, and the PDI, Inc. Term Sheet – New Hire Chief Executive Officer (the “Term Sheet”), dated March 2011. The Amendment reduces Ms. Lurker’s annual base salary to $300,000, effective December 1, 2015, but maintains references to her previous annual base salary of $566,500 for purposes of calculating her bonus and severance benefits under the Employment Agreement and Term Sheet.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to the Form 8-K, and is incorporated by reference in the Form 8-K.

On December 7, 2015, the Company issued a press release to announce its implementation of a broad based program to maximize efficiencies, which is filed as Exhibit 99.1 to Form 8-K, and is incorporated by reference in the Form 8-K.

Additional Information About the Proposed Sale and Where to Find it

The Company filed with the SEC a definitive proxy statement with respect to the proposed sale of the Company’s Commercial Services (“CSO”) segment on November 23, 2015.  Investors and stockholders of the Company are urged to read the proxy statement and any other relevant materials filed with the SEC with respect to the proposed transaction when they become available because they contain, or will contain, important information about the Company and the transaction.  The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by the Company by directing such requests to PDI, Inc., Attention: Chief Financial Officer, Morris Corporate Center I, Building A, 300 Interpace Parkway, Parsippany, NJ 07054, telephone number (800) 242-7494.  Investors and stockholders of the Company are urged to read the proxy statement and the other relevant materials (when they become available) before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation

The Company and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction.  Information about the directors and executive officers, including their interests in the transaction, are included in the Company’s definitive proxy statement relating to the proposed sale of the CSO segment.

This filing also consists of the following document: a press release issued by the Company on December 7, 2015, which is filed as Exhibit 99.1 to Form 8-K, and is incorporated by reference in the Form 8-K.

For Immediate Release

PDI, INC IMPLEMENTS BROAD BASED EFFICIENCIES TO POSITION INTERPACE DIAGNOSTICS FOR LONG TERM GROWTH

Parsippany, NJ, December 7, 2015---PDI, Inc. (NASDAQ: PDII) implemented a broad based program to maximize efficiencies as the Company expects to close its sale of the CSO business by the end of 2015 and focus its resources on growing its Interpace Diagnostics business. As previously disclosed, upon closing of the proposed sale of the CSO business, PDI will change its name to Interpace Diagnostics Group, Inc.

The program, aimed at better aligning operating costs with the revenue base post closure, involves a number of components including reducing the Interpace Diagnostics workforce by 21%, and reducing or eliminating a number of operating expenses. In addition, the Board of Directors has elected to defer their fees due during the fourth quarter of 2015 to a future date yet to be determined. President & CEO Nancy Lurker has also voluntarily agreed to reduce her base salary by more than 45% until a future date yet to be determined.

“Our entire team is extremely confident about our ability to generate substantial returns for our stockholders by focusing on the growth of the Interpace molecular diagnostics business,” said Ms. Lurker. “Given that the company will become a smaller, but faster growing operation after the sale of the CSO business is completed, we have implemented these actions to increase efficiencies as well as demonstrate our commitment to effective resource management as we execute our growth strategies.”

Important Transaction Information
On November 23, 2015, the Company filed a definitive proxy statement with the Securities and Exchange Commission (SEC) with respect to the proposed sale of the CSO business.  Investors and stockholders of the Company are urged to read the proxy statement and any other relevant materials filed with the SEC with respect to the proposed transaction when they become available because they contain, or will contain, important information about the Company and the transaction.  The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by the Company by directing such requests to PDI, Inc., Attention: Chief Financial Officer, Morris Corporate Center I, Building A, 300 Interpace Parkway, Parsippany, NJ 07054, telephone number (800) 242-7494.  Investors and stockholders of the Company are urged to read the proxy statement and the other relevant materials (when they become available) before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation
The Company and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction.  Information about the directors and executive officers, including their interests in the transaction, are included in the Company’s definitive proxy statement relating to the proposed sale of the CSO business.

About PDI, Inc. and Interpace Diagnostics
PDI is a leading healthcare commercialization company providing go-to-market strategy and execution to established and emerging pharmaceutical, biotechnology, diagnostics and healthcare companies in the United States through its Commercial Services business, and developing and commercializing molecular diagnostic tests through its Interpace Diagnostics business. PDI's Commercial Services is focused on providing outsourced pharmaceutical, biotechnology, medical device and diagnostic sales teams to its corporate customers. PDI's Interpace Diagnostics is focused on developing and commercializing molecular diagnostic tests, leveraging the latest technology and personalized medicine for better patient diagnosis and management. For more information about us, please visit www.pdi-inc.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to our future financial and operating performance. PDI has attempted to identify forward looking statements by terminology including "believes," "estimates," "anticipates," "expects," "plans," "projects," "intends," "potential," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements.  These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. These statements also involve known and unknown risks, uncertainties and other factors that may cause PDI's actual results to be materially different from those expressed or implied by any forward-looking statement. Known and unknown risks, uncertainties and other factors include, but are not limited to, the closing of the sale of our CSO business, our ability to adequately finance the business, our ability to reduce or eliminate expenses, the market's acceptance of our molecular diagnostic tests; projections of future revenues, growth, gross profit and anticipated internal rate of return on investments, the loss, early termination or significant reduction of any of our existing service contracts, the failure to meet performance goals in PDI's incentive-based arrangements with customers, the inability to secure additional business, or our inability to develop more predictable, higher margin business through sales of our molecular diagnostic tests, in-licensing or other means. Additionally, all forward-looking statements are subject to the risk factors detailed from time to time in PDI's periodic filings with the SEC, including without limitation, the Annual Report on Form 10-K filed with the SEC on March 5, 2015, the Quarterly Report on Form 10-Q filed with the SEC on November 12, 2015 and the Definitive Proxy Statement on Schedule 14A filed with the SEC on November 23, 2015. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, PDI undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:
EVC Group, Inc.
Chris Dailey/Michael Polyviou
(646) 445-4800
cdailey@evcgroup.com